Form N-SAR, Sub-Item 77Q1(e)
Copies of any new or amended
investment advisory contract

Nuveen Pennsylvania Premium
Income Municipal Fund 2
33-58232
811-7482

We hereby incorporate by reference
the form
of the new Investment Management
Agreement
filed in Proxy materials in the SEC
filing on June 20, 2005, under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007578.